Exhibit 35.5

ANNUAL STATEMENT OF COMPLIANCE OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1, 2017 and ending on December 31, 2017 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By	\s\ Job Warshaw
Job Warshaw
President

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

COMM 2013-CCRE12

COMM 2013-CCRE12 Mortgage Trust Commercial Mortgage Pass-Through Certificates

(Miracle Miles Shop Mortgage entered into CGCMT 2013-GC17)

Deutsche Mortgage & Asset Receiving Corporation

c/o Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York NY 10281

Anna H Glick

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street

New York NY 10005

Lainie Kaye

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

Att: {pool name}—Surveillance Manager

New York NY 10016

David Rodgers

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

Att: COMM 2013-CCRE12

New York NY 10016

Group

Park Bridge Lender Services LLC

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York NY 10281

Patrick T. Quinn

U.S. Bank, National Association

Global Corporate Trust Services

190 South LaSalle St., 7th Floor

MK-IL-SL7F

Chicago IL 60603

Group Notices

U.S. Bank, National Association

Global Corporate Trust Services

190 South LaSalle St., 7th Floor

MK-IL-SL7F

Chicago IL 60603

Millard Southern

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices